Exhibit 99.1

NEWS RELEASE

Halcón Announces Appointment of New Chief Financial Officer

Seasoned, Strategic Finance Executive Ragan T. Altizer Named Chief Financial Officer

HOUSTON — August 14, 2019 — Halcón Resources Corporation (OTC PINK: HKRS) (“Halcón” or the “Company”) today announced that Ragan T. Altizer has been appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company effective August 14, 2019.  Mr. Altizer will replace Quentin Hicks, who resigned as Executive Vice President, Chief Financial Officer and Treasurer, effective August 13, 2019.  Mr. Altizer has more than 30 years of experience as a financial leader in a variety of industries and will lead the Company’s financial strategy and oversee the Company’s financial operations, including budgeting, planning, treasury, accounting, tax, reporting and investor relations functions.

“Ragan is joining Halcón at a critical time and will help lead our focus on capital discipline, cost control and strategic plans for developing the Company’s assets to maximize shareholder return,” commented Rich Little, Halcón’s Chief Executive Officer.

Mr. Altizer most recently served as the Chief Financial Officer of Ajax Resources, LLC (“Ajax”) from October 2015, until it sold substantially all of its assets to Diamondback Energy, Inc. in October 2018. Prior to his tenure at Ajax, he served as US Regional Chief Financial Officer and Global Controller for Hill+Knowlton Strategies. Mr. Altizer’s career began with 15 years focused in oil and gas in Houston, first with Coopers & Lybrand’s audit practice serving a number of E&P and oilfield services clients and later serving as Corporate Controller and Treasurer for Brooklyn Union Gas Company’s upstream operations. Mr. Altizer earned a Bachelor of Business Administration degree in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

Mr. Little further commented, “Quentin has been a key member of the management team at Halcón since joining the company in 2012 and played an integral role in the recent months in assisting with our review of strategic and financial alternatives.  On behalf of the Board and our Company, I would like to thank Quentin for his dedication and significant contributions to Halcón over the years.  We wish him well in his future endeavors.”

Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions,  events  or  results  “may”,  “will”,  “should”,  or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization, potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization, effects on market price of the Company’s common stock and on the Company’s ability to access the capital markets, and the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by the Company to the SEC, copies of which may be obtained from the  SEC’s  website  at  www.sec.gov or through  the  Company’s  website at www.halconresources.com. Readers should not place undue reliance on any such forward- looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

John-Davis Rutkauskas

Director, Finance & Investor Relations

(832) 538-0551